SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 15, 1995



                   ONE VALLEY BANCORP OF WEST VIRGINIA, INC.
            (Exact name of registrant as specified in its charter)


         West Virginia             0-10042                    55-0609408
 (State or other jurisdiction    (Commission               (I.R.S. Employer
      of incorporation)          File Number)             Identification No.)


              One Valley Square, Charleston, West Virginia  25326
                   (Address of principal executive offices)
                                  (Zip Code)


                                (304) 348-7000
             (Registrant's telephone number, including area code)


                                Not applicable                 _
     (Former name, address, and fiscal year, if changed since last report)


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                  One Valley Bancorp of West Virginia, Inc.

Item 5.	  Other Events

The merger between One Valley Thrift, Inc., a wholly-owned subsidiary of One Valley Bancorp of West Virginia, Inc., and Point Bancorp, Inc., was completed effective at the close of business on March 15, 1995, after receiving approval of the shareholders of Point Bancorp, Inc., as well as state and federal regulatory agencies.

Under terms of the merger agreement, One Valley exchanged .6 (six-tenths) shares of One Valley's common stock and $7.10 cash for each share of outstanding common stock of Point Bancorp, Inc. The shares of One Valley to be issued to shareholders of Point Bancorp, Inc., were described in One Valley's Registration Statement on Form S-4, Registration Number 33-57253 filed on January 12, 1995. The merger will be accounted for as a purchase.

On December 31, 1994, One Valley had total assets of $3.7 billion and total deposits of $2.9 billion and Point Bancorp, Inc., had total assets of $57.1 million and deposits of $42.7 million.

With the addition of Point Bancorp's full service banking office, One Valley now has 80 offices in 23 counties in West Virginia.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     One Valley Bancorp of West Virginia, Inc.

DATE   March 27, 1995

                                     BY  /S/ Laurance G. Jones
                                         Laurance G. Jones
                                         Chief Financial Officer